Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

22-02

Investors—Kip Rupp, CFA, IRC	Media – Liz James
Quanta Services, Inc.	Sard Verbinnen & Co
(713) 341-7260	(281) 881-5170

QUANTA SERVICES APPOINTS REDGIE PROBST CHIEF OPERATING OFFICER

HOUSTON – Jan. 27, 2022 – Quanta Services, Inc. (NYSE: PWR) announced today that its Board of Directors has named Redgie Probst, Quanta’s President – Electric Power Division since March 2019, as the company’s Chief Operating Officer (COO). Duke Austin, Quanta’s President and Chief Executive Officer (CEO), had served as the company’s COO since 2013.

“I have worked closely with Redgie and admired his reputation in the industry prior to Quanta’s acquisition of Probst Electric in 2013. We share the same vision for operations with a focus on safety, operational excellence and culture,” said Duke Austin, Quanta’s President and CEO. “Redgie has meaningfully contributed to Quanta’s success and has assumed increasingly larger roles in the organization, most recently as our President—Electric Power Division. I look forward to continuing to work closely with Redgie in his expanded role as COO and driving long-term value for our employees, customers and stockholders.”

Redgie Probst commented, “ I am humbled by the confidence and trust that Duke and the Board of Directors have in me. I am also honored and excited by the opportunity to help lead Quanta. We have an unmatched workforce of great people who are committed to providing comprehensive infrastructure solutions to meet the needs of our clients.”

Probst, 45, brings two decades of specialty contracting experience in the electric power infrastructure and other industries as a lineman, entrepreneur and executive. He has served as Quanta’s President—Electric Power Division since March 2019. He previously served as our Senior Vice President – Electric Power from May 2018 to March 2019 and as Regional Vice President – Electric Power from June 2016 until May 2018. He founded and served as President and Chief Executive Officer of Probst Electric, Inc. from 2004 and Summit Line Construction, Inc. from 2008, both of which Quanta acquired in November 2013. Probst attended Utah Valley University for its line workers program and is a certified Journeyman Lineman, Master Electrician and Journeyman Substation Technician.

About Quanta Services

Quanta Services is a leading specialized contracting services company, delivering comprehensive infrastructure solutions for the utility, renewable energy, communications, pipeline and energy industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

Cautionary Statement About Forward-Looking Statements

This press release (and any oral statements regarding the subject matter of this press release) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to expectations regarding Quanta’s business or financial outlook and Quanta’s ability to deliver increased value or return capital to stockholders; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. These forward-looking statements are not guarantees of future performance, involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. Forward-looking statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties , including, among others, risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended Dec. 31, 2020, Quanta’s Quarterly Reports on Form 10-Q for the quarters ended Mar. 31, 2021, Jun. 30, 2021 and Sep. 30, 2021 any other documents that Quanta files with the Securities and Exchange Commission (SEC). For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.